UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, DC 20549

                                      FORM 8-K

                              CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported)  November 29, 2004

                          Plymouth Rubber Company, Inc.
              (Exact Name of Registrant as Specified in Its Charter)

                                  Massachusetts
                  (State or Other Jurisdiction of Incorporation)

                  1-5197                         04-1733970
          (Commission File Number) (IRS Employer Identification No.)


         104 Revere Street, Canton, Massachusetts      02021
         (Address of Principal Executive Offices)    (Zip Code)


                                 (781) 828-0220
              (Registrant's Telephone Number, Including Area Code)


(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 [ ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 3.01 - Notice of Delisting or Failure to Satisfy a Continuing Listing
            Rule or Standard; Transfer of Listing.

Plymouth Rubber Company, Inc. filed an application today with the Securities and Exchange Commission pursuant to Section 12(d) of the Exchange Act to voluntarily delist its Class A Common Stock and Class B Common Stock from the AMEX.

Since May 2003, the Company had received several notifications from the AMEX that the Company was not in compliance with AMEX quantitative listing standards, related to both minimum shareholders' equity and minimum aggregate publicly held market values for its Class A and Class B Common Stock. In the summer of 2003, the Company submitted and the AMEX approved a plan by which the Company would be brought back into compliance with AMEX's listing standards by the end of fiscal 2004. The Company is not currently in compliance with these listing standards.

The Company has evaluated (1) its current non-compliance with the continued quantitative listing standards and (2) it's continuing difficulty in attempting to regain ongoing compliance with these AMEX standards. Given the likelihood that the Company will not attain compliance with these quantitative standards by December 3, 2004, the end of its current fiscal year, the Board of Directors has concluded that the Company should withdraw its Class A and Class B Common Stock issues from listing with the AMEX on a voluntary, rather than involuntary, basis, and authorized such withdrawal on November 23, 2004.


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                                 Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           Plymouth Rubber Company, Inc.

                          /s/Joseph J. Berns
                             Joseph J. Berns
                         Vice President - Finance and Treasurer,
                          Principal Financial Officer and
                          Principal Accounting Officer

Date:  November 30, 2004